Exhibit 10.1
FOURTH AMENDED AMEREN CORPORATION SYSTEM
UTILITY MONEY POOL AGREEMENT

This UTILITY MONEY POOL AGREEMENT made and entered into on the 25th day of March, 1999, as amended September 15, 2003, October 20, 2003, September 30, 2004, and January 30, 2014, by and among Ameren Corporation (“Ameren”), a Missouri corporation and a public utility holding company under PUHCA 2005, administered by the Federal Energy Regulatory Commission (“FERC”); Ameren Services Company (“Ameren Services”), a Missouri corporation and a subsidiary service company of Ameren; Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), a Missouri corporation and a utility1 subsidiary of Ameren; Ameren Illinois Company doing business as Ameren Illinois (“Ameren Illinois”), an Illinois corporation and a utility subsidiary of Ameren; and Ameren Transmission Company of Illinois (ATXI), an Illinois corporation and a utility subsidiary of Ameren (each a “Party” and collectively, the “Parties”).

WHEREFORE, some of the Parties from time to time have need to borrow funds on a short-term basis, and some of the Parties from time to time are expected to have funds available to loan on a short-term basis;

WHEREAS, by the Utility Money Pool Agreement (“Agreement”) dated March 25, 1999 all of the Parties, except Central Illinois Light Company formerly doing business as CILCO and AmerenCILCO (“AmerenCILCO”) and Illinois Power Company formerly doing business as IP and AmerenIP (“AmerenIP”), established a pool (the "Utility Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements;

WHEREAS, on January 31, 2003, Ameren acquired CILCORP Inc. including AmerenCILCO;

WHEREAS, the Agreement dated March 25, 1999 was amended on September 15, 2003 to add AmerenCILCO as a party to the Utility Money Pool and to make minor changes to the Utility Money Pool Agreement;

WHEREAS, effective October 3, 2003, AmerenCILCO transferred certain electric generating assets to AmerenEnergy Resources Generating Company (“AERG”) and AERG commenced operations as a “public utility” as defined by the Act;

WHEREAS, the Agreement dated March 25, 1999, as amended on September 15, 2003, was further amended on October 20, 2003, to add AERG as a party to the Agreement and to allow AERG to be a lender to, but not a borrower from, the Utility Money Pool;

WHEREAS, on September 30, 2004, Ameren acquired Illinois Power Company,
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1 A utility regulated by the Missouri Public Service Commission. This is not a utility as defined by Section 3-105 of the Illinois Public Utilities Act. 220 ILCS 5/3-105.

which then commenced doing business as AmerenIP;

WHEREAS, on May 16, 2007, ATXI (f/d/b/a Ameren Illinois Transmission Company) was declared by the Commission to be a public utility as defined by Section 3-105 of the Act, in Docket No. 06-0179, and the Parties desire to add ATXI as a Party to the Agreement;

WHEREAS, effective October 1, 2010, AmerenCILCO and AmerenIP merged with and into Central Illinois Public Service Company formerly doing business as CIPS and AmerenCIPS (“AmerenCIPS”), resulting in AmerenCIPS being the sole surviving legal entity. Simultaneously, AmerenCIPS’ name was changed to Ameren Illinois Company d/b/a Ameren Illinois (“Ameren Illinois”);

WHEREAS, pursuant to the Illinois Business Corporation Act, 805 ILCS 5, Ameren Illinois succeeded to the interests of AmerenCILCO, AmerenCIPS and AmerenIP, to the Agreement;

WHEREAS, the Parties desire to remove AmerenCILCO, AmerenCIPS and AmerenIP as named Parties, and add Ameren Illinois as a Party to the Agreement;

WHEREAS, effective December 2, 2013, Illinois Power Holdings, LLC, acquired AERG from an Ameren subsidiary, and thus AERG is no longer affiliated with Ameren; and

WHEREAS, the Parties desire to remove AERG as a Party to the Agreement.

NOW THEREFORE, in consideration of the premises, and the mutual promises set forth herein, the Parties hereto agree as follows:

ARTICLE I
CONTRIBUTIONS AND BORROWINGS

Section 1.1 Contributions to Utility Money Pool. Each Party will determine each day, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion, the amount of funds it has available for contribution to the Utility Money Pool, and will contribute such funds to the Utility Money Pool. The determination of whether a Party at any time has surplus funds to lend to the Utility Money Pool or shall lend funds to the Utility Money Pool will be made by such Party's Treasurer, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion. Each Party may withdraw any of its funds at any time upon notice to Ameren Services as administrative agent of the Utility Money Pool.

Section 1.2 Rights to Borrow. Subject to the provisions of Section 1.4(b) of this Agreement, short-term borrowing needs of the Parties, with the exception of Ameren and Ameren Services, may be met by funds in the Utility Money Pool to the extent such funds are available. Each Party (other than Ameren and Ameren Services) shall have the right to make short term borrowings from the Utility Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission (“SEC”). Ameren Missouri's aggregate principal amount of borrowings outstanding at any one time from the Utility Money Pool will be limited to $500 million. ATXI’s aggregate principal amount of borrowings outstanding at any one time from the Utility Money Pool will be limited to $300 million. Each Party (other than Ameren and Ameren Services) may request loans from the Utility Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Party hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other relevant regulatory authorities, resolutions of such Party's shareholders and Board of Directors, such Party's governing corporate documents, and agreements binding upon such Party. No Party shall be obligated to borrow from the Utility Money Pool if lower cost funds can be obtained from external borrowing. No loans through the Utility Money Pool will be made to, and no borrowings through the Utility Money Pool will be made by, Ameren or Ameren Services.

Section 1.3 Source of Funds. (a) Funds will be available through the Utility Money Pool from the following sources for use by the Parties from time to time: (i) surplus funds in the treasuries of Parties other than Ameren, (ii) surplus funds in the treasury of Ameren, and (iii) proceeds from bank borrowings and the sale of commercial paper by Parties (“External Funds”), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such other order as Ameren Services, as administrator of the Utility Money Pool, may determine will result in a lower cost of borrowing to Parties borrowing from the Utility Money Pool, consistent with the individual borrowing needs and financial standing of the Parties providing funds to the Utility Money Pool.

(b) Borrowing Parties will borrow pro rata from each lending Party in the proportion that the total amount loaned by such lending Party bears to the total amount then loaned through the Utility Money Pool. On any day when more than one fund source (e.g., surplus treasury funds of Ameren and other Utility Money Pool participants (“Internal Funds”) and External Funds), with different rates of interest, is used to fund loans through the Utility Money Pool, each borrowing Party with borrow pro rata from each fund source in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available in the Utility Money Pool.

Section 1.4 Authorization. (a) Each loan shall be authorized by the lending Party's Treasurer, or by a designee thereof.

(b) All borrowings from the Utility Money Pool shall be authorized by the borrowing Party's Treasurer, or by a designee thereof. No Party shall be required to effect a borrowing through the Utility Money Pool if such Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper in an existing commercial paper program.

Section 1.5 Interest. Each Party receiving a loan shall accrue interest monthly on the unpaid principal amount of such loan in the Utility Money Pool from the date of such loan until such principal amount shall be paid in full.

(a) If only Internal Funds comprise the funds available in the Utility Money Pool, the interest rate applicable to loans of such Internal Funds shall be the CD yield equivalent of the 30-day Federal Reserve “AA” Non-Financial commercial paper composite rate (or, if no such rate is established for that day, then the applicable rate shall be the rate for the next preceding day for which such rate was established).

(b) If only External Funds comprise the funds available in the Utility Money Pool, the interest rate applicable to loans of such External Funds shall be equal to the lending Party's cost for such External Funds (or, if more than one Party had made available External Funds on such day, the applicable interest rate shall be a composite rate, equal to the weighted average of the cost incurred by the respective Parties for such External Funds).

(c) In cases where both Internal Funds and External Funds are concurrently borrowed through the Utility Money Pool, the rate applicable to all loans comprised of such "blended" funds shall be a composite rate, equal to the weighted average of the (i) cost of all Internal Funds contributed by Parties (as determined pursuant to Section 1.5(a) above) and (ii) the cost of all such External Funds (as determined pursuant to Section 1.5(b) above); provided, that in circumstances where Internal Funds and External Funds are available for loans through the Utility Money Pool, loans may be made exclusively from Internal Funds or External Funds, rather than from a “blend” of such funds, to the extent it is expected that such loans would result in a lower cost of borrowing.

Section 1.6 Certain Costs. The cost of compensating balances and/or fees paid to banks to maintain credit lines by Parties lending External Funds to the Utility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Parties borrowing such External Funds through the Utility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.

Section 1.7 Repayment. Each Party receiving a loan hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within one year of the date on which such loan was made. All loans made through the Utility Money Pool may be prepaid by the borrower without premium or penalty.

Section 1.8 Form of Loans to Parties. Loans to the Parties through the Utility Money Pool will be made pursuant to open-account advances, repayable upon demand and in any event not later than one year after the date of the advance; provided, that each lending Party shall at all times be entitled to receive upon demand one or more promissory notes evidencing any and all loans by such lender. Any such note shall: (a) be dated as of the date of the initial borrowing, (b) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing, and (c) be repayable in whole at any time or in part from time to time, without premium or penalty.

ARTICLE II
OPERATION OF UTILITY MONEY POOL

Section 2.1 Operation. Operation of the Utility Money Pool, including record keeping and coordination of loans, will be handled by Ameren Services under the authority of the appropriate officers of the Parties. Ameren Services shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Ameren Services will administer the Utility Money Pool on an “at cost” basis. Separate records shall be kept by Ameren Services for the Utility Money Pool established by this agreement and any other money pool administered by Ameren Services.

Section 2.2 Investment of Surplus Funds in the Utility Money Pool. Funds not required to meet Utility Money Pool loans (with the exception of funds required to satisfy the Utility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including: (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency; (iv) commercial paper rated not less than A-1 or P-1 or their equivalent by a nationa11y recognized rating agency; (v) money market funds; (vi) bank certificates of deposit and bankers acceptances; (vii) Eurodollar certificates of deposit or time deposits; (viii) investment grade medium term notes, variable rate demand notes and variable rate preferred stock; and (ix) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder but only if also permitted by either applicable rule or order by each state commission having jurisdiction over such investments or by applicable statutes of each such state.

Section 2.3 Allocation of Interest Income and Investment Earnings. The interest income and other investment income earned by the Utility Money Pool on loans and investment of surplus funds will be allocated among the Parties in accordance with the proportion each Party’s contribution of funds in the Utility Money Pool bears to the total amount of funds in the Utility Money Pool and the cost of any External Funds provided to the Utility Money Pool by such Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

Section 2.4 Event of Default. If any Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it a bankrupt or insolvent, then the other Parties may declare the unpaid principal amount of any loans to such Party, and all interest thereon, to be forthwith due and payable and all such amounts sha11 forthwith become due and payable.

ARTICLE Ill
MISCELLANEOUS

Section 3.1 Amendments. No amendment to this Agreement shall be adopted except in a writing executed by the Parties.

Section 3.2 Legal Responsibility. Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

Section 3.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

IN WITNESS WHEREOF, the undersigned companies have duly caused this document to be signed on their behalf on the date of amendment written above by the undersigned thereunto duly authorized.

AMEREN CORPORATION

By: /s/ Ryan J. Martin
Name:    Ryan J. Martin
Title:     Assistant Vice President & Treasurer

AMEREN SERVICES COMPANY

By: /s/ Ryan J. Martin
Name:    Ryan J. Martin
Title:    Assistant Vice President & Treasurer

UNION ELECTRIC COMPANY d/b/a Ameren Missouri

By: /s/ Ryan J. Martin
Name:    Ryan J. Martin
Title:    Assistant Vice President & Treasurer

AMEREN ILLINOIS COMPANY d/b/a Ameren Illinois

By: /s/ Ryan J. Martin
Name:    Ryan J. Martin
Title:    Assistant Vice President & Treasurer

AMEREN TRANSMISSION COMPANY OF ILLINOIS

By: /s/ Ryan J. Martin
Name:    Ryan J. Martin
Title:    Assistant Vice President & Treasurer